EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85208 on Form S-8 of our report dated 23 February 2005, relating to the financial statements of The Royal Bank of Scotland Group plc appearing in this Annual Report on Form 20-F for the year ended 31 December 2004.

/s/ Deloitte & Touche

24 March 2005